                           STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                   --------


                     ------------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                              36-0899825
                                                            (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
(Address of principal executive offices)                    (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312)732-6919
           (Name, address and telephone number of agent for service)


                   ----------------------------------------

                             McKesson Corporation
              (Exact name of obligor as specified in its charter)

              Delaware                                      94-3040479
  (State or other jurisdiction of                       (I.R.S. employer
  incorporation of organization                   identification number)

  One Post Street                                           94104
  San Francisco, California                              (Zip Code)
  (Address of Principal
  Executive Offices)



                  _____% Exchangeable Subordinated Debentures
                        (Title of Indenture Securities)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         -------------------
TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

             Comptroller of Currency, Washington, D. D., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

             The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR IS AN AFFILIATE OF THE
         -----------------------------
TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

             No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS.  LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS
         ----------------
STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not applicable.

          9. Not applicable.

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of January, 1994.

           THE FIRST NATIONAL BANK OF CHICAGO



                       BY:
                          -----------------------------------------
                            STEVEN M. WAGNER
                            VICE PRESIDENT AND SENIOR COUNSEL
                            CORPORATE TRUST SERVICES DIVISION

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(B) OF THE ACT

                                      January 24, 1994



Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between McKesson Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                       Very truly yours,

                                       THE FIRST NATIONAL BANK OF CHICAGO



                                       By:
                                          --------------------------------------
                                             Steven M. Wagner
                                             Vice President and Senior Counsel
                                             Corporate Trust Services Division

                                   EXHIBIT 7



           A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


Legal Title of Bank:     First National Bank of Chicago     Call Date: 6/30/93
Address:                 One First National Plaza,          ST-BK:  17-1630
City, State  Zip:        Suite 0460                         FFIEC 031
FDIC Certificate No.:    Chicago, IL  60670                 Page RC-1
0/3/6/1/8
- ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                             C400      (less than) -
                                                                           DOLLAR AMOUNTS IN              ---------        -------
                                                                               THOUSANDS         RCFD     BIL MIL THOU
- ------                                                                     ------------------    ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RCA-A):
    a. Noninterest-bearing balances and currency and coin(1)...........                          0081       3,755,482        1.a.
    b. Interest-bearing balances(2)....................................                          0071       6,038,019        1.b.
2.  Securities (from Schedule RC-B)....................................                          0390         644,567        2
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold..............................................                          0276       3,623,485        3.a.
    b. Securities purchased under agreements to resell.................                          0277         216,000        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)..............................................................    RCFD 2122 13,423,941                              4.a.
    b. LESS: Allowance for loan and lease losses.......................    RCFD 3123    340,641                              4.b.
    c. LESS: Allocated transfer risk reserve...........................    RCFD 3128       0                                 4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                      2125      13,083,300        4.d.
5.  Assets held in trading accounts....................................                          2146       2,374,239        5.
6.  Premises and fixed assets (including capitalized leases)...........                          2145         468,424        6.
7.  Other real estate owned (from Schedule RC-M).......................                          2150         196,664        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                          2130          14,866        8.
9.  Customers' liability to this bank on acceptances outstanding.......                          2155         448,175        9.
10. Intangible assets (from Schedule RC-M).............................                          2143         164,150        10.
11. Other assets (from Schedule RC-F)..................................                          2160       3,053,737        11.
12. Total assets (sum of items 1 through 11)...........................                          2170      34,081,108        12.

- ------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     First National Bank of Chicago    Call Date: 6/30/93
Address:                 One First National Plaza,         ST-BK: 17-1630
City, State  Zip:        Suite 0460                        FFIEC 031
FDIC Certificate No.:    Chicago, IL  60670                Page RC-2
0/3/6/1/8
- ---------

SCHEDULE RC-CONTINUED

                                                                           DOLLAR AMOUNTS IN
                                                                               Thousands                  BIL MIL THOU
                                                                           ----------------               ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ....................................                        RCON 2200   14,665,097       13.a.

       (1) Noninterest-bearing(1)......................................    RCON 6631 6,438,130                              13.a.(1)

       (2) Interest-bearing............................................    RCON 6636 8,226,967                              13.a.(2)

   b. In foreign offices, Edge and Agreement subsidiaries, and

       IBFs (from Schedule RC-E, part II)..............................                        RCFN 2200    8,176,993       13.b.

       (1) Noninterest bearing.........................................    RCFN 6631   558,548                              13.b.(1)

       (2) Interest-bearing............................................    RCFN 6636 7,618,445                              13.b.(2)

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of

    its Edge and Agreement subsidiaries, and in IBFs:

    a. Federal funds purchased.........................................                        RCFD 0278    1,785,347       14.a.

    b. Securities sold under agreements to repurchase..................                        RCFD 0279      112,686       14.b.

15. Demand notes issued to the U.S. Treasury...........................                        RCON 2840      102,966       15.

16. Other borrowed money...............................................                        RCFD 2850    2,247,000       16.

17. Mortgage indebtedness and obligations under capitalized

    leases.............................................................                        RCFD 2910      267,000       17.

18. Bank's liability on acceptance executed and outstanding............                        RCFD 2920      448,175       18.

19. Subordinated notes and debentures..................................                        RCFD 3200    1,275,000       19.

20. Other liabilities (from Schedule RC-G).............................                        RCFD 2930    2,461,269       20.

21. Total liabilities (sum of items 13 through 20).....................                        RCFD 2948   31,542,007       21.

22. Limited-Life preferred stock and related surplus...................                        RCFD 3282        0           22.

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus......................                        RCFD 3838        0           23.

24. Common stock.......................................................                        RCFD 3230      200,858       24.

25. Surplus (exclude all surplus related to preferred stock)...........                        RCFD 3839    2,301,551       25.

26. a. Undivided profits and capital reserves..........................                        RCFD 3632       36,660       26.a.

    b. LESS: Net unrealized loss on marketable equity

       securities......................................................                        RCFD 0297        0           26.b.

27. Cumulative foreign currency translation adjustments................                        RCFD 3284           32       27.

28. Total equity capital (sum of items 23 through 27)..................                        RCFD 3210    2,539,101       28.

29. Total liabilities, limited-life preferred stock, and equity

    capital (sum of items 21, 22, and 28)..............................                        RCFD 3300   34,081,108       29.


Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most  comprehensive level of auditing work performed for
     the bank by independent external                      --------------------
     auditors of any date during 1992...................... RCFA 6724 N/A M.1.
                                                           --------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

- -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.